As filed with the Securities and Exchange Commission on June 30, 2011

Registration No. 333–160992

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S–8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TIME WARNER CABLE INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)		84-1496755 (I.R.S. Employer Identification Number)
60 Columbus Circle New York, New York 10023 (Address of Principal Executive Offices, including zip code)
_______________________

Time Warner Cable Inc. 2006 Stock Incentive Plan
(Full Title of the Plan)
________________________

Marc Lawrence-Apfelbaum, Esq.
Executive Vice President, General Counsel and Secretary
Time Warner Cable Inc.
60 Columbus Circle
New York, New York 10023
(212) 364-8200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
________________________

EXPLANATORY NOTE

On August 3, 2009, Time Warner Cable Inc. (the “Company”) filed a Registration Statement on Form S-8 (Registration No. 333-160992) (the “2009 Registration Statement”) to register 11,777,669 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for issuance pursuant to the Time Warner Cable Inc. 2006 Stock Incentive Plan (the “2006 Plan”).  On May 19, 2011, the Company’s stockholders approved the Time Warner Cable Inc. 2011 Stock Incentive Plan (the “2011 Plan”).  Pursuant to the 2011 Plan, no new awards will be made under the 2006 Plan.

Contemporaneously with the filing of this Post-Effective Amendment No. 1 to the 2009 Registration Statement, the Company is filing a Registration Statement on Form S-8 (the “New Registration Statement”) to register Common Stock issuable under the 2011 Plan.

In accordance with Rule 457(p) under the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the 2009 Registration Statement is being filed to (i) deregister 10,800,000 shares of Common Stock registered under the 2009 Registration Statement which remain unissued and (ii) carry over to the New Registration Statement the registration fee previously paid by the Company to register such 10,800,000 shares of Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Time Warner Cable Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 30, 2011.

TIME WARNER CABLE INC.
By:	/s/ Robert D. Marcus
	Name:	Robert D. Marcus
	Title:	President and Chief Operating Officer; Acting Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed below by the following persons in the following capacities and on June 30, 2011.

Signature	Title

/s/ Glenn A. Britt	Chairman and Chief Executive Officer
Glenn A. Britt	(principal executive officer)

/s/ Robert D. Marcus	President and Chief Operating Officer;
Robert D. Marcus	Acting Chief Financial Officer
(principal financial officer)

/s/ William F. Osbourn, Jr.	Senior Vice President and Controller
William F. Osbourn, Jr.	(controller and principal accounting officer)

*	Director
Carole Black

*	Director
Thomas H. Castro

*	Director
David C. Chang

*	Director
James E. Copeland, Jr.

*	Director
Peter R. Haje

*	Director
Donna A. James

*	Director
Don Logan

*	Director
N. J. Nicholas, Jr.

Signature	Title

*	Director
Wayne H. Pace

*	Director
Edward D. Shirley

*	Director
John E. Sununu

By:	/s/ Robert D. Marcus
Name: Robert D. Marcus
Title: Attorney-in-Fact

*
Pursuant to Powers of Attorney dated as of July 30, 2009 and filed with the Securities and Exchange Commission on August 3, 2009  as Exhibit 24.1 to the Registration Statement on Form S-8 (Registration No. 333-160992)